     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 28, 2000
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                            AMSOUTH BANCORPORATION
              (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                               ----------------

          Delaware                              6711                       63-0591257
(State or other jurisdiction        (Primary Standard Industrial         (I.R.S.Employer
of incorporation or organization)      Classification Code No.)         Identification No.)

                              AMSOUTH-SONAT TOWER
                            1900 Fifth Avenue North
                           BIRMINGHAM, ALABAMA 35203
                                (205) 320-7151
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S  PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                             COPIES OF ALL COMMUNICATIONS TO:

      STEPHEN A. YODER                            C. HENRY MARSTON, ESQ.
EXECUTIVE VICE PRESIDENT, GENERAL        WALSTON, WELLS, ANDERSON & BAINS, LLP
    COUNSEL AND SECRETARY                    505 NORTH 20TH ST., SUITE 500
   AMSOUTH BANCORPORATION                      BIRMINGHAM, ALABAMA 35203
  1901 SIXTH AVENUE NORTH                           (205) 251-9600
         SUITE 920
  BIRMINGHAM, ALABAMA 35203
       (205) 326-5319
(NAME, ADDRESS, INCLUDING ZIP CODE, AND
TELEPHONE NUMBER, INCLUDING AREA CODE,
    OF AGENT FOR SERVICE)



                               ----------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   As
soon as practicable after the Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]



                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

===================================================================================================
                                                                        Proposed
Title of Each Class of                          Proposed Maximum         Maximum        Amount of
Securities to be               Amount to be      Offering Price         Aggregate      Registration
Registered                      Registered         Per Unit(1)      Offering Price(1)      Fee
---------------------------------------------------------------------------------------------------
Common Stock, $1.00 par
 value (and associated       3,500,000 shares  $16.94 per share        $59,290,000       $15,653.00
 Preferred Stock Purchase
 Rights)
====================================================================================================

(1) Estimated only for the purpose of calculating the registration fee. Such estimates have been calculated in accordance with Rule 457(c) under the Securities Act of 1933 and are based upon the average of the high and low prices reported in the consolidated reporting system of the offered securities on July 26, 2000.

PROSPECTUS

                 [LOGO OF AMSOUTH BANCORPORATION APPEARS HERE]


                           DIVIDEND REINVESTMENT AND
                          COMMON STOCK PURCHASE PLAN

                                 COMMON STOCK

                          (PAR VALUE $1.00 PER SHARE)

                               ----------------

     We are offering through our Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") to all holders of record of our Common Stock ("Common Stock") the opportunity to reinvest automatically your cash dividends in additional shares of Common Stock and to make optional cash purchases of Common Stock of from $10 to $5,000 per quarter. The text of the Plan is set forth in this Prospectus.

     The price to be paid for shares of Common Stock purchased under the Plan will be a market price average, determined as provided in the Plan. Shares issued under the Plan will be either newly issued shares, treasury shares or shares purchased for Plan participants in the open market. (See "Purchases," "Price" and "Optional Cash Payments.")

     This Prospectus relates to 3,500,000 additional shares of Common Stock which we have registered for purchase under the Plan. We are providing this Prospectus to present and prospective participants in the Plan. For present participants in the Plan, this Prospectus (including the material incorporated by reference) provides more current information concerning the Company and the Plan and is intended to replace the prospectus dated September 29, 1994. You should keep this Prospectus for future reference.

                               ----------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE COMMON STOCK OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

CASH DIVIDENDS, OPTIONAL CASH PAYMENTS AND SHARES OF COMMON STOCK PURCHASED PURSUANT TO THE PLAN ARE NOT SAVINGS OR DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

       The date of this Prospectus is July 28, 2000.

                      WHERE YOU CAN FIND MORE INFORMATION

     AmSouth Bancorporation (the "Company," which may be referred to as "we" or "us") has filed with the Securities and Exchange Commission a registration statement on Form S-3 to register the Common Stock to be issued under the Plan. As allowed by Commission rules, this Prospectus does not contain all the information you can find in the registration statement or the exhibits thereto. The registration statement, including its exhibits and schedules, contains additional relevant information about us and our common stock. This Prospectus is a part of the registration statement.

     In addition to filing the registration statement with the Commission, we also file annual, quarterly and current reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. You may read and copy the information at the public reference rooms of the Commission at the following locations:



Public Reference Room    New York Regional Office   Chicago Regional Office
450 Fifth Street, N.W.   7 World Trade Center       Citicorp Center
Room 1024                Suite 1300                 500 West Madison Street
Washington, D.C. 20549   New York, New York 10048   Suite 1400
                                                    Chicago, Illinois 60661-2511



Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Our filings with the Commission are also available to the public at the Commission's web site at http://www.sec.gov.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be an important part of this Prospectus. In addition, information that we file later with the Commission will automatically update and supersede the information in this Prospectus and incorporated by reference.

     We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we no longer issue securities under the
Plan:

     1.   Our Annual Report on Form 10-K for the year ended December 31, 1999;

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

     3. The description of the Common Stock in Our Registration Statement on Form 10 filed with the Commission on March 12, 1973, as updated in any amendment or report filed for that purpose.

     We will promptly furnish you, at no cost, a copy of any and all of the information that we have incorporated by reference in this Prospectus (without exhibits, unless such exhibits are specifically incorporated by reference) upon your telephone or written request to:

            AmSouth Bancorporation
            Attention: Investor Relations
            P.O. Box 11007
            Birmingham, Alabama 35288
            (205) 326-5807

                           DIVIDEND REINVESTMENT AND
                          COMMON STOCK PURCHASE PLAN

     The following, in question and answer form, are the provisions of the Plan. Those holders of Common Stock who do not wish to participate in the Plan will continue to receive cash dividends, if and when declared, by check.

PURPOSE

1. What is the purpose of the Plan?

   The Plan provides record owners of Common Stock with a simple and convenient way of investing cash dividends in shares of Common Stock and of investing optional cash payments in Common Stock, all without payment of any brokerage commissions, service charge or other expense. To the extent such shares are purchased from us, we will receive additional funds to finance our continuing operations. The Plan offers eligible holders an opportunity to invest conveniently for the long-term. The Plan is not intended to provide a mechanism for generating short-term profits or engaging in other strategies involving rapid turnover of shares or proliferation of accounts. We accordingly reserve the right to refuse to allow participation in the Plan and to modify, suspend or terminate participation by otherwise eligible record owners who engage in, or who we believe may engage in, such practices or other practices we deem to be inconsistent with the purposes of the Plan or detrimental to the Plan or other participants.

ADVANTAGES

2. What are the advantages of the Plan?

   As a participant in the Plan you may:

   -- Reinvest all or part of your dividends on shares of Common Stock automatically.

   -- Invest additional cash, up to $5,000 per quarter, in Common Stock.

   -- Avoid charges for brokerage commissions or fees on all investments under the Plan.

   -- Invest the full amount of all dividends and optional cash payments since the Plan allows fractions of a share to be held under the Plan.

   -- Avoid cumbersome safekeeping requirements through free custodial services under the Plan.

   -- Avoid inconvenience and expense of recordkeeping through the free reporting provisions of the Plan.

PARTICIPATION

3. Who is eligible to participate?

     If you are a record owner of Common Stock, you are eligible to participate in the Plan. If you are a beneficial owner whose shares are registered in a name other than your own(for example, in the name of a broker or bank nominee) you must become an owner of record by having the number of shares as to which you wish to participate transferred into your name. You can participate with respect to all or less than all of your shares.

4. How do I join the Plan?

     If you are eligible to participate, you may join the Plan by signing an Authorization Card and returning it to The Bank of New York as follows:

     AmSouth Bancorporation
     c/o The Bank of New York
     Attn: Dividend Reinvestment Department
     P.O. Box 1958
     Newark, NJ 07101-9774

     An Authorization Card may be obtained at any time by written request to The Bank of New York at the above address or by calling The Bank of New York at 1-877-679-5704.

5. When may I join the Plan?

     If you are eligible to participate, you may join the Plan at any time. If The Bank of New York receives your Authorization Card specifying reinvestment of dividends before the record date for a dividend payment, reinvestment will commence with that dividend payment. However, if The Bank of New York receives your Authorization Card on or after a dividend record date, the reinvestment of dividends through the Plan will begin with the dividend payment following the next record date. The record date for determining shareholders who will receive dividends normally precedes the dividend payment date by two to three weeks. Dividend payment dates ordinarily are:

     January 2                             July 1

     April 1                               October 1

   (See Questions 11, 12, 13, and 14 for information concerning the investment of optional cash payments.)

6. What does the Authorization Card provide?

   By marking the appropriate spaces of the Authorization Card you may choose among the following investment options:

   -- To reinvest automatically cash dividends on all shares registered in your name.

   -- To reinvest automatically cash dividends on less than all of the shares registered in your name (a specified number of whole shares) and continue to receive cash dividends on the remaining shares.

   -- To invest by making optional cash payments in any amount from $10 per payment, up to a total of $5,000 per quarter, whether or not any dividends are being reinvested. Optional cash payments will be invested quarterly as explained under Question 11.

   -- To deposit certificates for Common Stock with the Agent as explained under Question 18.

      Dividends on all shares purchased for your account under the Plan, whether through dividend reinvestment or optional cash payments, will be reinvested automatically in additional shares of Common Stock.

7. May I change my method of participation after enrollment?

      Yes. You may change your investment option at any time by signing a new Authorization Card and returning it to The Bank of New York as provided under Question 4. If you elect to participate through the reinvestment of dividends but later decide to reduce the number of shares on which dividends are being reinvested or to participate through the optional cash payment feature only, an Authorization Card indicating a change of options must be received by The Bank of New York prior to a particular dividend record date in order to stop any unwanted reinvestment of dividends paid on that dividend payment date. If you want to terminate your participation in the Plan, see Question 19.

AGENT

8. Who administers the Plan?

     The Bank of New York (the "Agent") administers the Plan for participants, keeps records, sends statements of account to participants and performs other duties relating to the Plan. Shares purchased under the Plan will be registered in the name of the Agent or its nominee as agent for participants in the Plan.

     The Agent's mailing address is:

     AmSouth Bancorporation
     c/o The Bank of New York
     Attn: Dividend Reinvestment Department
     P.O. Box 1958
     Newark, NJ 07101-9774

     The Agent's telephone number is 1-877-679-5704. All completed Authorization Cards, requests for withdrawal, optional cash payments, requests for certificates and all other written communications regarding the Plan should be sent to the Agent at the above address (please include the name of the Company and your Plan account number or your Social Security Number in your correspondence with the Agent).

     The Agent may at any time (1) resign by giving written notice to us, or (2) be removed by us. In the event a vacancy occurs in the office of Agent, we shall appoint a successor Agent, which may be the Company or one of our subsidiaries.

COSTS

9. Are there any expenses to participants in connection with purchases under the Plan?

     No. You will incur no brokerage commissions or service charges for the purchases made under the Plan. We will pay all costs of administration of the Plan. However, if you request the Agent to sell your Plan shares, you will pay certain charges as explained under Question 17. You may incur tax liability as a result of our payment of expenses in connection with open market purchases of shares for you as a Plan participant, as explained under Question 20.

PURCHASES

10. How many shares of Common Stock will be purchased for my Plan account and what is the source of shares purchased under the Plan?

     If you become a participant in the Plan, the number of shares purchased for you will depend on the amount of your dividends, optional cash payments, or both, and market prices of the Common Stock. The number of shares purchased for your account, including fractions computed to three decimal places, will be equal to the total amount to be invested by you, divided by the purchase price per share. (See Question 12.)

     Shares purchased under the Plan will be, at our discretion, either newly issued shares, shares of treasury stock we hold or shares purchased for Plan participants in the open market, or a combination of the foregoing. Newly issued shares and treasury shares will be purchased directly from the Company. We will decide whether to purchase shares for Plan participants in the open market based upon general market conditions, the relationship between purchase price and book value per share, regulatory requirements and other factors.

     Shares purchased under the Plan in the open market will be purchased by an agent (the "Purchasing Agent") who normally will not be affiliated with us. The Purchasing Agent may at any time (1) resign by giving written notice to us, or
(2) be removed by us. In the event a vacancy occurs in the office of Purchasing Agent, we will appoint a successor Purchasing Agent, which may be the Company or one of our subsidiaries. We may change the Purchasing Agent without notifying Plan participants.

11. When will shares of Common Stock be purchased under the Plan?

     When shares are purchased from the Company, purchases will be made on the dividend payment date with dividends paid on, and optional cash payments received by the Agent on or within a month prior to, that dividend payment date.

     When shares are purchased in the open market, the Purchasing Agent will use dividends paid on, and optional cash payments received on or within a month prior to, a dividend payment date to purchase shares in the open market as soon as practical and within 30 days after that dividend payment date, unless a longer period is necessary or advisable because of federal securities laws or market conditions. Such open market purchases may be made on any securities exchange where shares of the Common Stock are traded, in the over-the-counter market or in negotiated transactions and may be subject to such terms with respect to price, delivery and other matters as the Purchasing Agent may agree to. Neither the Company, the Agent nor any Plan participant shall have the authority to direct the time, price or manner of such open market purchases, or the selection of the broker or dealer through or from whom purchases are to be made, all of which are in the sole discretion of the Purchasing Agent.

PRICE

12. At what price will shares of Common Stock be purchased under the Plan?

     Common Stock will be purchased under the Plan from us at a price per share equal to the average of the daily high and low sales prices of the Common Stock reported as New York Stock Exchange-Composite Transactions for the five New York Stock Exchange trading days immediately preceding the dividend payment date. If there is no trading in the Common Stock on the New York Stock Exchange (or if trading is halted or suspended) for a substantial amount of time during any trading day during the five day period or if publication of the sales prices of the Common Stock on any such trading day does not take place or contains a reporting error, then we will determine the purchase price of shares purchased from us on the basis of such market quotations as we shall deem appropriate. No shares will be purchased from us under the Plan at less than their par value ($1.00 per share).

     The price to you of shares purchased in the open market for your Plan account will be the weighted average price of Common Stock purchased in the open market for all Plan participants in respect of a particular dividend payment date.

OPTIONAL CASH PAYMENTS

13. Who is eligible to make optional cash payments?

     Record owners of Common Stock who have submitted a signed Authorization Card are eligible to make optional cash payments. Your check or money order should be made payable to "The Bank of New York" (be sure to include the name of the Company and your Plan account number on your check or money order). Any optional cash payment received from you on or within a month prior to a dividend payment date will be applied to the purchase of Common Stock for your Plan account on that dividend payment date if such Common Stock is purchased from the Company and as soon as practical (as explained under Question 11) after that dividend payment date if such Common Stock is purchased in the open market. This ordinarily results in the following schedule:

                                      *CHECKS FOR OPTIONAL CASH PAYMENTS
  DIVIDEND PAYMENT DATE:                    ACCEPTED DURING THE PERIOD:

  January 2                                December 1--December 31
  April 1                                  March 1--March 31
  July 1                                   June 1--June 30
  October 1                                September 1--September 30
------------
* If the period ends on a weekend or holiday, the Agent must receive your check by the last business day of the period.

     If you choose to make optional cash payments only (and not reinvest dividends on Common Stock registered in your name), dividends on shares purchased with optional cash payments will be reinvested automatically. (See Question 16.)

     You may make an initial optional cash payment when you join the Plan by enclosing a check or money order with the Authorization Card, IF THE AUTHORIZATION CARD IS RECEIVED BY THE AGENT NOT MORE THAN A MONTH BEFORE THE NEXT DIVIDEND PAYMENT DATE. See the schedule above. You must return your check or money order along with the Authorization Card. Thereafter, you may make optional cash payments through the use of cash payment forms sent to you with statements of your account.

     WE RECOMMEND THAT YOU SEND OPTIONAL CASH PAYMENTS SO THEY WILL BE RECEIVED SHORTLY BEFORE A DIVIDEND PAYMENT DATE. NO INTEREST WILL BE PAID ON THESE PAYMENTS. OPTIONAL CASH PAYMENTS RECEIVED MORE THAN A MONTH PRIOR TO THE NEXT DIVIDEND PAYMENT DATE WILL BE RETURNED TO YOU. YOU MAY OBTAIN THE RETURN OF ANY OPTIONAL CASH PAYMENT BY WRITTEN REQUEST RECEIVED BY THE AGENT AT LEAST 48 HOURS BEFORE THE NEXT DIVIDEND PAYMENT DATE.


14. What are the limitations on making optional cash payments?

     The Agent must receive your optional cash payment on or within a month before a dividend payment date. See the schedule set forth under Question 13. You do not need to send the same amount of money each time, and you are under no obligation to make an optional cash payment at any time. Any optional cash payments you wish to make must not be less than $10 per payment nor may your payments aggregate more than $5,000 in any calendar quarter.

REPORTS TO PARTICIPANTS

15. What reports will be sent to participants in the Plan?

     As soon as practicable after each purchase you will receive a statement of your account showing amounts invested, purchase prices, shares purchased and other information for the year to date. THIS STATEMENT WILL PROVIDE A RECORD OF THE COST OF PURCHASES UNDER THE PLAN AND SHOULD BE RETAINED FOR TAX PURPOSES. In addition, you will receive copies of the same communications sent to every other holder of Common Stock, including our annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS

16. Will I be credited with dividends on shares held in my account under the Plan?

     Yes. The Agent will receive dividends (less the amount of any tax withheld) for all Plan shares held on the dividend record date and credit them to participants' accounts on the basis of full shares and fractions of a share credited to those accounts on that record date. Such dividends received will be reinvested automatically in additional shares of Common Stock as a dividend reinvestment. (See Question 12.)

CERTIFICATES

17. Will certificates be issued for shares of Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan will not be issued to you unless you request them. All shares credited to your account under the Plan will be issued to the Agent or its nominee, as your agent. The number of shares credited to your account will be shown on your statement of account. This convenience protects against loss, theft or destruction of stock certificates, permits ownership of fractional shares and reduces the costs to be borne by us.

     A certificate for any number of whole shares credited to your account under the Plan will be issued on your written request, and the shares represented by that certificate will be withdrawn from your account. Your written request should be mailed to the Agent. Any remaining full shares and fraction of a share will continue to be credited to your account. If you have authorized the reinvestment of dividends on all shares registered in your name, dividends on shares represented by the certificate issued to you will continue to be reinvested. Otherwise, dividend reinvestment will continue with respect to the number of shares registered in your name specified for dividend reinvestment on your Authorization Card.

     Certificates for fractions of a share will not be issued under any circumstances. (See Question 19.)

     You may not pledge shares credited to your account. If you wish to pledge the whole shares credited to your account, you must request that certificates for those shares be issued in your name.

     Accounts under the Plan are maintained in the name in which your certificates were registered at the time you entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued to you.

     You may at any time request the Agent to sell any or all of the shares credited to your account under the Plan. The sale will be made for your account after receipt by the Agent of your request. You will receive the proceeds of the sale, less any related brokerage commission, Agent's fee and transfer tax.

18. May I deposit certificates for shares of Common Stock with the Agent?

     If you are a record holder of certificates for Common Stock, you may send the unendorsed certificates to the Agent at the address set forth under Question 4 and have them registered in the name of the Agent or its nominee. The method of delivery of your certificates is at your election and at your risk. We recommend that you send certificates by registered mail. You may send your certificates to the Agent when you join the Plan by enclosing your certificates with the Authorization Card. If you are already a participant in the Plan and wish to have your certificates held by the Agent, you should mail the certificates to the Agent together with the completed form which is included with your quarterly statement of account. Additional forms may be obtained by written request to the Agent at the address set forth under Question 4 or by calling the Agent at 1-877-679-5704. Dividends on all shares represented by certificates deposited with the Agent will be reinvested automatically in additional shares of Common Stock pursuant to the Plan.

TERMINATION OF PARTICIPATION

19. How do I terminate participation in the Plan?

     You may at any time terminate your participation in the Plan by notifying the Agent in writing.

     If your notice of termination is received on or after the record date for the next dividend, that dividend will be reinvested for your account, but all subsequent dividends on those shares will be paid to you. If you elect to terminate your participation in the Plan, any optional cash payment received by the Agent before it receives your notice of termination will be invested for your account unless you specifically request return of the payment by written request received by the Agent at least 48 hours prior to the next dividend payment date.

     If you terminate your participation in the Plan or if we terminate the Plan, certificates for whole shares credited to your account under the Plan will be issued to you and a cash payment will be made for a fraction of a share. The cash payment will be based on the closing price of the Common Stock reported as New York Stock Exchange-Composite Transactions on the day the notice of termination is received by the Agent or on the next day on which the New York Stock Exchange is open if it is closed when the notice is received. However, if upon termination you prefer to receive cash for all your Plan shares, you may request the Agent to sell your shares as explained under Question 17.

OTHER INFORMATION

20. What are the federal income tax consequences of participation in the Plan?

     Under Internal Revenue Service rulings in connection with similar plans, dividends which you reinvest in additional shares of Common Stock under the Plan will be treated for federal income tax purposes as having been received by you in the form of a taxable stock distribution rather than as a cash dividend. Under these rulings, an amount equal to the fair market value on the dividend payment date of shares acquired from the Company with reinvested dividends on that date will be treated as a dividend paid to you which must be included in your gross income. When the Purchasing Agent purchases shares for your Plan account in the open market with reinvested dividends, you must include in gross income a dividend equal to the actual price paid by the Purchasing Agent for those shares.

     The Internal Revenue Service has issued a letter ruling which held that brokerage commissions and service charges paid by a corporation in connection with the open market purchase of shares pursuant to a dividend reinvestment plan are includible in the gross income of participants in that plan. To the extent that ruling is a correct interpretation of the law and applicable to the Plan, when shares are purchased for your Plan account in the open market, you must include in your gross income a dividend equal to that portion of any brokerage commissions and service charges paid by the Company which are attributable to the purchase of such shares. Any such service charges included in income would be deductible by participants who itemize deductions.

     You will not realize any taxable income when you receive certificates for whole shares credited to your account, either upon your request for such certificates or upon withdrawal from or termination of the Plan. However, you will recognize tax gain or loss (which, for most participants, will be capital gain or loss) when whole shares acquired under the Plan are sold or exchanged-- either by the Agent at your request or by you. (See Questions 17 and 19.) You also will recognize gain or loss when you receive a cash payment for a fractional share credited to your account. The amount of such gain or loss will be the difference between the amount which you receive for your shares or fractional share and the tax basis thereof.

     Under the rulings referred to above, the tax basis of shares acquired from the Company under the Plan by reinvestment of dividends will be equal to the fair market value of the shares on the dividend payment date on which the shares are purchased for your Plan account. The tax basis of shares acquired by the Purchasing Agent in the open market with reinvested dividends will be the purchase price thereof paid by the Purchasing Agent plus an allocable share of any brokerage commissions paid by the Company. The tax basis of shares purchased with an optional cash payment will be the amount of such optional cash payment plus allocable brokerage commissions. The holding period of shares of Common Stock acquired under the Plan, whether purchased with dividends or optional cash payments, will begin on the day following the date as of which the shares are purchased for you.

     The federal tax laws impose certain reporting obligations upon brokers and other middlemen. As a result, the Agent will be required to report to the Internal Revenue Service and you any sales of Common Stock by the Agent for your Plan account. If your dividends become subject to the backup withholding tax of the tax laws, dividends reinvested for you under the Plan will be reduced by the amount of tax required to be withheld.

     The foregoing is only an outline of our understanding of some of the applicable federal tax provisions. For further information as to the tax consequences of participation in the Plan, including state, local and foreign tax consequences and any future changes in applicable law or interpretations thereof, you should consult with your own tax advisors.

21. What happens if I as a Plan participant sell a portion of the shares of Common Stock registered in my name?

     If you have authorized the reinvestment of dividends on all shares registered in your name and then dispose of a portion of those shares, the dividends on the remaining shares will continue to be reinvested.

     If you have authorized the reinvestment of dividends on part of the shares registered in your name and then dispose of a portion of those shares, the dividends on the lesser of (1) the shares with respect to which reinvestment of dividends was originally authorized, or (2) all of the remaining shares, will continue to be reinvested.

22. What happens when I as a Plan participant sell or transfer all of the shares registered in my name?

     If you dispose of all shares registered in your name with respect to which you participate in the Plan, the dividends on the shares credited to your account under the Plan will continue to be reinvested until the Agent is otherwise notified.

23. If the Company has a rights offering, how will rights on Plan shares be handled?

     In the event of a rights offering, rights on shares of Common Stock credited to your account under the Plan will be sold by the Agent. The proceeds of the sale will be credited to your account and used as an optional cash payment to purchase Common Stock for your account on the first dividend payment date following the sale.

24. What happens if the Company issues a stock dividend or declares a stock split?

     Any stock dividends or split shares distributed by us on shares of Common Stock credited to your account under the Plan will be added to your account. Stock dividends or split shares distributed on shares of Common Stock registered in your name will be distributed to you in the same manner as to shareholders who are not participants in the Plan.

25. How will shares in my Plan account be voted at meetings of shareholders?

     You will receive a proxy indicating the total number of your shares of Common Stock, including shares of Common Stock registered in your name and shares of Common Stock credited to your account under the Plan.

     If your proxy is returned properly signed and marked for voting, all the shares covered by the proxy--those registered in your name and those credited to your account under the Plan--will be voted as marked.

     If your proxy is returned properly signed but without indicating instructions as to the manner in which shares are to be voted with respect to any item thereon, all of your shares--those registered in your name and those credited to your account under the Plan--will be voted in accordance with the recommendations of the board of directors of the Company. If the proxy is not returned, or if it is returned unsigned or improperly signed, your shares may be voted only if you vote in person.

26. What is the responsibility of the Company, the Agent and the Purchasing Agent under the Plan?

     The Agent and the Purchasing Agent have had no responsibility with respect to the preparation and contents of this Prospectus. Neither the Company, the Agent or the Purchasing Agent, in administering the Plan, will be liable for any act done in good faith, or for any good faith omissions to act, including, without limitation, any claims of liability arising out of failure to terminate a participant's account upon the participant's death prior to receipt of notice in writing of the death.

     Neither the Company, the Agent or the Purchasing Agent can assure any participant of a profit or protect any participant against a loss on the shares purchased by him or her under the Plan.

27. Who regulates and interprets the Plan?

     We reserve the right to interpret and regulate the Plan as we deem necessary or desirable.

28. May the Plan be changed or discontinued?

     We reserve the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination will be mailed to all participants.

                                USE OF PROCEEDS

     We do not know either the number of shares that will ultimately be purchased under the Plan or the prices at which the shares will be sold, and therefore we cannot determine how the proceeds will be used. We intend to add the net proceeds of sales under the Plan of newly issued shares and treasury shares to our general funds to be available for general corporate purposes.

                                INDEMNIFICATION

     Directors, officers, employees and agents of the Company and our subsidiaries or those serving at our request as directors, officers, employees or agents of another corporation or enterprise are entitled to indemnification as expressly permitted by the provisions of the General Corporation Law of the State of Delaware, our certificate of incorporation, the charters of our subsidiaries, and our liability insurance. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                 LEGAL OPINION

     Carl L. Gorday, Esq., Assistant General Counsel of the Company, has delivered an opinion to us as to the validity of the shares of Common Stock offered under the Plan by the use of this Prospectus. Mr. Gorday owns less than 1/10 of one percent of the outstanding shares of Common Stock.

                                    EXPERTS

     The consolidated financial statements of AmSouth Bancorporation and subsidiaries appearing in AmSouth Bancorporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION. WE ARE NOT MAKING AN OFFER OF SECURITIES IN ANY PLACE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS DOCUMENT
                                ---------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
The Plan
  Purpose..............................................                       3
  Advantages...........................................                       3
  Participation........................................                       3
  Agent................................................                       3
  Costs................................................                       5
  Purchases............................................                       5
  Price................................................                       5
  Optional Cash Payments...............................                       6
  Reports to Participants..............................                       6
  Dividends............................................                       7
  Certificates.........................................                       7
  Termination of Participation.........................                       8
  Other Information....................................                       9
Use of Proceeds........................................                       9
Indemnification........................................                      12
Legal Opinion..........................................                      12
Experts................................................                      12

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                 [LOGO OF AMSOUTH BANCORPORATION APPEARS HERE]

                           DIVIDEND REINVESTMENT AND
                          COMMON STOCK PURCHASE PLAN

                                 COMMON STOCK
                          ($1.00 PAR VALUE PER SHARE)


                                ---------------
                                  PROSPECTUS
                                ---------------

                              DATED July 28, 2000

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


   Securities and Exchange Commission Registration fee.............  $ 15,653
   Legal fees*.....................................................    10,000
   Accounting fees*................................................    10,000
   Printing expense*...............................................    10,000
   Miscellaneous*..................................................     5,000
                                                                     --------
                                                                     $ 50,653
                                             ========
------------
* Estimated. Total expenses exclude an estimated $150,000 of annual recurring costs for the operation of the Plan.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

     The Registrant's Restated Certificate of Incorporation, as amended, and Directors' and Officers' Liability Insurance Policy provide for indemnification of the Registrant's directors and officers against certain liabilities.

ITEM 16. EXHIBITS

     *(4)(i) Restated Certificate of Incorporation (Exhibit 3.1 to the Registrant's Report on Form 8-K filed October 15, 1999).

     *(4)(ii) By-laws (Exhibit 3-b to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

     *(4)(iii) Stockholder Protection Rights Agreement dated as of December 18,
               1997, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (Exhibit 4.1 to the Registrant's Report on Form 8-K filed on December 18,
               1997).

     (5) Opinion of Carl L. Gorday, Assistant General Counsel for the Registrant, regarding legality of securities being registered, and consent of such counsel.

     (15) Acknowledgment letter from Ernst & Young LLP, independent accountants, concerning unaudited interim financial information.

     (23)(i)   Consent of Ernst & Young LLP, independent accountants.

     (23)(ii)  Consent of Carl L. Gorday (included in Exhibit (5)).

     (24)      Powers of attorney.

------------
* Exhibit is incorporated by reference.

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BIRMINGHAM, STATE OF ALABAMA, ON JULY 27, 2000.

                                       AmSouth Bancorporation

                                           /s/ C. Dowd Ritter
                                       By ----------------------------------
                                          C. Dowd Ritter
                                          President and Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JULY 27, 2000.

              SIGNATURE                         TITLE
              ---------                         -----

/s/ C. Dowd Ritter                      President, Chief Executive
------------------------------------    Executive Officer and a Director
C. Dowd Ritter                          (Principal Executive Officer)


/s/ Sloan D. Gibson                     Vice Chairman
------------------------------------    and Chief Financial Officer
Sloan D. Gibson                         (Principal Financial Officer)


/s/ Robert R. Windelspecht              Executive Vice President, Chief
-------------------------------------   Accounting Officer and Controller
Robert R. Windelspecht                  (Principal Accounting Officer)


         *                              Chairman of the Board and
-------------------------------------   a Director
Dennis C. Bottorff


         *                              A Director
-------------------------------------
J. Harold Chandler


         *                              A Director
-------------------------------------
James E. Dalton, Jr.


         *                              A Director
-------------------------------------
Earnest W. Deavenport, Jr.

              SIGNATURE                         TITLE
              ---------                         -----


         *                                   A Director
-------------------------------------
Rodney C. Gilbert


         *                                   A Director
-------------------------------------
Elmer B. Harris


         *                                   A Director
-------------------------------------
James A. Haslam II


         *                                   Vice Chairman and A Director
-------------------------------------
Thomas E. Hoaglin


         *                                   A Director
-------------------------------------
Martha R. Ingram


         *                                   A Director
-------------------------------------
Victoria B. Jackson


         *                                   A Director
-------------------------------------
Ronald L. Kuehn, Jr.


         *                                   A Director
-------------------------------------
James R. Malone


         *                                   A Director
-------------------------------------
Claude B. Nielsen


         *                                   A Director
-------------------------------------
John N. Palmer


         *                                   A Director
-------------------------------------
Benjamin F. Payton, Ph.D.


* Carl L. Gorday, by signing his name hereto, does sign this document on behalf of each of the persons indicated above pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.

                                        /s/ Carl L. Gorday
                                   By: _________________________________
                                        Carl L. Gorday, Attorney-In-Fact

                                 EXHIBIT INDEX


Exhibit Number  Description
--------------  -----------

     *(4)(i) Restated Certificate of Incorporation (Exhibit 3.1 to the Registrant's Report on Form 8-K filed October 15, 1999).

     *(4)(ii) By-laws (Exhibit 3-b to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997).

     *(4)(iii)  Stockholder Protection Rights Agreement dated as of December 18,
                1997, including as Exhibit A the forms of Rights Certificate and of Election to Exercise and as Exhibit B the form of Certificate of Designation and Terms of Series A Preferred Stock (Exhibit
                4.1 to the Registrant's Report on Form 8-K filed on December 18,
                1997).

     (5) Opinion of Carl L. Gorday, Assistant General Counsel for the Registrant, regarding legality of securities being registered, and consent of such counsel.

     (15) Acknowledgment letter from Ernst & Young LLP, independent accountants, concerning unaudited interim financial information.

     (23)(i)    Consent of Ernst & Young LLP, independent accountants.

     (23)(ii)   Consent of Carl L. Gorday (included in Exhibit (5)).

     (24)       Powers of attorney.

------------
* Exhibit is incorporated by reference.